UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 13, 2011
Date of Report (Date of earliest event reported)

FIRST BANKS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	0-20632	43-1175538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 North Meramec, Clayton, Missouri	63105
(Address of principal executive offices)	(Zip code)

(314) 854-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On July 13, 2011, Mr. John S. Poelker and Mr. Guy Rounsaville, Jr. were elected to the First Banks, Inc. (the “Company”) Board of Directors, effective immediately.

Mr. Poelker resides in Atlanta, Georgia and currently serves as the Executive Vice President and Chief Financial Officer of State Bank and Trust Company in Atlanta.  In addition, Mr. Poelker operates The Poelker Consultancy, Inc., a corporation he established in 2005, that provides a wide range of financial and management advisory services to the banking industry.  Mr. Poelker has over 40 years of experience in the financial services industry as both an executive and a consultant, and has served in industry leadership positions throughout his career.  From 1997 to 2005, Mr. Poelker served as the Chief Financial Officer of Old National Bancorp in Evansville, Indiana.  Prior to joining Old National Bancorp, he served in executive level positions at American General Finance, Fleet Finance, Inc., BankAmerica Corporation and Citizens & Southern Corporation. Mr. Poelker began his career in St. Louis, Missouri at Peat, Marwick, Mitchell & Co. (KPMG LLP) and subsequently served as Chief Financial Officer of Mercantile Bancorporation, Inc., headquartered in St. Louis, Missouri.  Mr. Poelker holds a Bachelor’s degree in Business Administration from the University of Notre Dame.

Mr. Rounsaville resides in San Francisco, California and presently serves as the Director of Diversity at the law firm of Allen Matkins Leck Gamble Mallory & Natsis LLP (“Allen Matkins”), a California-based law firm with approximately 230 attorneys.  Mr. Rounsaville was previously with Allen Matkins from 1999 to 2001, when he served as Co-Managing Partner of the firm’s San Francisco Office and head of the firm’s corporate department, where his practice focused on corporate, business and banking law.  He re-joined Allen Matkins in his current position in 2009.  Mr. Rounsaville’s experience also includes serving as the General Counsel of Wells Fargo & Company from 1977 to 1998.  While serving as General Counsel, he was responsible for all aspects of the company’s legal function.  He also served as the Corporate Secretary of Wells Fargo for 20 years and was responsible for all Board of Directors related matters, including SEC compliance, corporate governance and ethics issues.  From 2001 to 2006, Mr. Rounsaville was the General Counsel at Visa International, where he was responsible for the management of Visa International’s Legal Group and coordination of all attorneys at Visa in connection with providing international legal support for Visa’s global business operations. Additionally, from 2006 to 2007, Mr. Rounsaville served as General Counsel and Corporate Secretary of LaSalle Bank Corporation, where he was responsible for Board of Directors related matters and provided counsel and support to executive management on legal, regulatory and business issues. Mr. Rounsaville holds a Juris Doctorate degree from Hastings College of the Law and a Bachelors degree in Business Administration from Stanford University.

Mr. Poelker and Mr. Rounsaville will receive compensation for their services as directors consistent with that of the Company’s other non-employee directors. Non-employee directors receive a fee of $3,000 for each Board meeting attended and $1,000 for each committee meeting attended. In addition, non-employee directors receive a fee of $3,750 per calendar quarter as a retainer for their service as members of the Board of Directors.

On July 19, 2011, the Company issued a press release announcing the election of the two new directors. A copy of the press release is attached hereto as Exhibit 99.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Messrs. Poelker and Rounsaville were elected by the United States Department of the Treasury as the sole holder of the Company’s Class C Fixed Rate Cumulative Perpetual Preferred Stock, acting by written consent, dated July 13, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

99	Press Release issued on July 19, 2011 – filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANKS, INC.

Date:	July 19, 2011	By:	/s/	Lisa K. Vansickle
Lisa K. Vansickle
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
99	Press Release issued on July 19, 2011.